Exhibit 99.1

SUNEDISON ANNOUNCES CHANGES TO DRIVE ORGANIZATIONAL ALIGNMENT AND EFFECTIVENESS

•	Emmanuel T. Hernandez Appointed Executive Chairman of SunEdison Board

•	Peter Blackmore Named Chairman of TerraForm Power and TerraForm Global Boards, Steps Down from SunEdison Board

•	Brian Wuebbels Assumes Additional Role of CEO of TerraForm Power and TerraForm Global

MARYLAND HEIGHTS, Missouri, Nov. 23, 2015 - /PRNewswire/ — SunEdison, Inc. (NYSE: SUNE), the largest global renewable energy development company, today announced that the Board of Directors has appointed Emmanuel T. Hernandez, SunEdison’s current Chairman, to the role of Executive Chairman, where he will work closely with Ahmad R. Chatila, President and Chief Executive Officer, and the SunEdison management team as the company continues to implement its plans to improve the alignment and effectiveness of its operating structure, drive operational efficiency and focus on its organic development opportunities. The Company also announced that Peter Blackmore has stepped down from the Board and will join TerraForm Power, Inc. and TerraForm Global, Inc. as Chairman of the Board of Directors at both companies. Steven Tesoriere, who has separately resigned from the Board of Directors for TerraForm Power and TerraForm Global, will remain on the SunEdison Board.

SunEdison also announced that Brian Wuebbels, Executive Vice President and Chief Financial Officer, will assume the additional roles of Chief Executive Officer of TerraForm Power and TerraForm Global, effective immediately. Mr. Wuebbels will succeed Carlos Domenech, who is leaving TerraForm Power and TerraForm Global as well as SunEdison.

Emmanuel Hernandez said, “The Board and management are aligned around SunEdison’s strategy and I look forward to working closely with Ahmad and the management team as we continue to improve the organizational alignment and the effectiveness of our structure to focus on the organic development opportunities that lie ahead in order to deliver value for shareholders.”

Ahmad Chatila commented, “Manny brings distinctive expertise of the solar and financial markets. I look forward to continuing to benefit from his insights and perspective as we take aggressive steps to enhance our operations and drive improved cash flow. In addition, I look forward to partnering with Peter and the executive team at TerraForm Power and TerraForm Global to build independent, but strong and aligned companies that will drive shareholder value.”

About SunEdison

SunEdison is the largest global renewable energy development company and is transforming the way energy is generated, distributed, and owned around the world. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers. SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison’s common stock is listed on the New York Stock Exchange under the symbol “SUNE.” To learn more visit www.SunEdison.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that SunEdison expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond SunEdison’s control and are described in SunEdison’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide SunEdison’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but SunEdison can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. SunEdison disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

Contacts

Media:

Gordon Handelsman

ghandelsman@sunedison.com

(805) 427-3752

Investors/Analysts:

R. Phelps Morris

pmorris@sunedison.com

(314) 770-7325